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                                                             Page 39 of 45 Pages

                                                                      Exhibit 18
                                  SCB Inc.
                            c/o SCB Partners Inc.
                               50 Main Street
                                Suite 1000
                           White Plains, NY 10606


                                            December 7, 2004


To:      AXA Financial, Inc.
         1290 Avenue of the Americas
         New York, New York 10104
         Attention:  Stanley Tulin
         Fax:  (212) 707-1920

         Alliance Capital Management L.P.
         1345 Avenue of the Americas
         New York, New York 10105
         Attention:  Mark Manley
         Fax:  (212) 969-2293

                                 EXERCISE NOTICE


         Pursuant to Section 2.4.1 of the Purchase Agreement dated as of June 20, 2000 by and among Alliance Capital Management L.P., AXA Financial, Inc. and Sanford C. Bernstein Inc. relating to the purchase and sale of Limited Partnership Interests of Alliance Capital Management L.P. (hereinafter the "Purchase Agreement"), SCB Inc. (formerly called Sanford C. Bernstein Inc.) and SCB Partners Inc. hereby notify you that they are requiring you to purchase 8.16 million Buyer Units, as defined in the Purchase Agreement, at the price specified therein. SCB Partners Inc., a wholly owned subsidiary of SCB Inc., holds record title to these units.

         Any notices you give under the Purchase Agreement to the undersigned should be sent to Gerald M. Lieberman, c/o Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105; Fax: (212) 969-1193; Telephone (212) 969-6520.


SCB Inc.                              SCB Partners Inc.


By:       /s/ Lewis A. Sanders        By:        /s/ Lewis A. Sanders
     -------------------------------       --------------------------------
      Lewis A. Sanders                       Lewis A. Sanders
      Chairman and CEO                       Chairman and CEO

cc: Adam Spilka - Fax: 212-969-1334

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